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                                                                   EXHIBIT 4.06
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people's bank

$75,000,000           Stamford, Connecticut                  February 13, 1997
-----------           ---------------------                  -----------------
                                                             Date

FOR VALUE RECEIVED, the undersigned ("Borrower" whether one or more) jointly and severally promises to pay to the order of PEOPLE'S BANK ("People's") at any of its offices, or at such other address as the holder of this Note shall specify in writing, the principal sum of Seventy-Five Thousand**************00/100 dollars together with interest in arrears at the RATE indicated below on the unpaid principal balance. (All amounts which may be payable under this Note. Including the obligations described in Paragraph 5, are collectively referred to in this Note as the "Entire Note Balance".)

1. Rate. Borrower promises to pay interest on the unpaid principal balance at the rate check below. (Mark an "X" in the box that applies.)
   [___] At a fixed rate of ___________% per year
   [ X ] At a variable rate per year equal to People's "Prime Rate" plus 1.50 percentage points.
   [___] In accordance with the attached Rider which is a part of this Note. If the interest rate is variable, each change in Borrower's rate of interest shall take effect on the same day that People's "Prime Rate" changes. People's "Prime Rate" is an index People's uses to set interest rates on certain types of loans, and is not necessarily the lowest rate People's charges its customers. People's Prime Rate is increased and decreased by People's from time to time in response to changes in money market conditions. Interest shall be calculated on the basis of a 360 day year counting the actual number of days elapsed.

2. Payment Schedule. Borrower will repay the amounts due under this Note in the manner check below.
   A. REPAYMENT. Mark an "X" in the box that applies.)
      [ X ] The unpaid principal balance in full on April 1, 1998 with interest payable as set forth in Paragraph 6 below.
      [___] The unpaid principal balance on demand, with interest payable as set forth in Paragraph 8 below.
      [___] In consecutive _____________ payments of principal of $______________ each, commencing on ______________________, 19___
            and continuing on the same day of each successive _______________ with interest payable as set forth in Paragraph B below. A final payment of the Entire Note Balance shall be due and payable on _______________, 19___.
      [___] In consecutive _____________ payments of principal of $______________ each, commencing on ______________________, 19___
            and continuing on the same day of each successive _______________. A final payment of the Entire Note Balance shall be due and payable on _______________, 19___.
      [___] In accordance with the attached Rider which is a part of this Note.
   B. INTEREST. Mark an "X" in the box that applies.)
      [ X ] In consecutive monthly payments commencing on March 1, 1997.
      [___] In consecutive quarterly payments commencing on ____________, 19___ and continuing on the same day of each successive ________________, _______________, _________________ and ______________.
      [___] On _________________, 19___.
      [___] In accordance with the attached Rider which is a part of this Note. [___] Not Applicable.


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3. Collateral. Borrower grants to People's a security interest in the following property (the"Collateral") to secure the payment of the Entire Note Balance and any renewals and extensions of this Note. Mark an "X" in the box that applies.)
   A. [ X ] The following Collateral has been pledged and delivered to People's as security for this Note: P S I Account #220-47748-10 i/n/o Robert
            D. Ohmes and Evelyn S. Ohmes and a hypothecation Agreement November 8, 1996 has been signed and delivered to People's.
   B. [___] This Note is secured by____________________________________________
            ___________________________________________________________________
            as more particularly described in a signed Security Agreement dated _____________, 19___.
      [___] This Note is secured by____________________________________________
            ___________________________________________________________________
            as more particularly described in a signed Mortgage Deed dated __________, 19__ to be recorded on the land records of the
            ________________ of _______________________________________________
      [___] Other Security:____________________________________________________
   Borrower agrees to promptly provide to People's such additional collateral as People's in good faith may reasonably require from time to time. Borrower will promptly deliver to People's any securities received (through stock dividend, stock split or otherwise) with respect to any security pledged as Collateral.

4. Special Provisions. (Mark an "X" in the box if applicable.)
      [___] Special provisions of this Note appear in the attached Rider which is a part of this Note.

   Notice: See reverse side for additional Terms and Conditions which are a part of this Note.

   Individual Borrower(s) Sole Proprietorship:                            Business Borrower(s):

                                                                          Marine Management Systems, Inc.
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   Print Name(s) of Individual Borrower(s) Sole IM proprietorship             Print Name of Corporation, Partnership, Entity

                                                                          By:      /s/ Robert D. Ohmes
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   Signature of Borrower                                                     Print Name and Title/Robert D. Ohmes, CFO

                                                                                 470 West Avenue, Stamford, CT 06902
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   Address                                                                Address


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   Signature of Borrower                                                  Print Name of Corporation, Partnership, Entity

                                                                          By:
   ---------------------------------------------------------------        --------------------------------------------------------
   Address                                                                   Print Name and Title

                                                                          --------------------------------------------------------
                                                                          Address

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I/We endorse this Note. I/We waive presentment for payment, notice of dishonor and all other demands or notices regarding this Note. People's may renew or extend this Note or require its payment in full without giving me/us any notice. People's may release or substitute collateral for this Note without giving me/us any notice. Each endorser consents and agrees to be bound by the terms and provisions of this Note. Each endorser is jointly and severally liable for the payment of the Entire Note Balance.

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Endorser                                 Endorser

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Bank Use Only

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Additional Terms and Conditions
5.     Other Obligations.
       A. Borrower agrees to pay interest on the unpaid principal balance of this Note at the rate set forth in Paragraph 1 both before and after maturity, by acceleration or otherwise, and before and after any judgment and until the entire indebtedness evidenced by this
             Note is paid in full. Borrower agrees to pay all taxes assessed upon this Note against the holder of this Note, and to pay all costs, expenses, attorneys' fees and their disbursements incurred by People's in the collection of amounts due under this Note and in protecting and maintaining People's security interest in the Collateral. The principal sum plus all interest payable on this Note plus all amounts payable under this Paragraph are referred to collectively in this Note as the Entire Note Balance.
       B. To the extent that the Entire Note Balance is reduced or paid in full by reason of any payment to People's by any accommodation maker, endorser or guarantor, and all or any part of such payment is rescinded, avoided or recovered from People's for any reason whatsoever, including without limitation, and proceedings in connection with the insolvency, bankruptcy or reorganization of the accommodation maker, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event the Note has been previously paid in full, shall waive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Entire Note Balance and all terms and provisions herein shall thereafter apply to same.
6. Borrower's Representations. Borrower is generally paying its debts as they become due. Borrower knows of no act, event or occurrence that would adversely affect the present financial condition of Borrower in any material way.
7. Financial Statements. People's may from time to time require from Borrower, any accommodation maker or endorser such financial information, including, without limitation, balance sheets, statements of income and changes in financial position, as People's shall deem necessary or desirable.
8. Right of Set-Off. Upon the occurrence of an event of default (as defined below), or upon demand if this Note is payable on demand, People's shall have the right to set-off the Entire Note Balance against all of Borrower's, any accommodation maker's or endorser's deposits, credit and property now or hereafter in the possession or control of People's, its agent or bailee or in transit to it. People's may apply the same, or any part thereof, to the Entire Note Balance without prior notice or demand.
9. Prepayment. Notwithstanding the payment schedule set forth in Paragraph 2 of this Note, Borrower may prepay all or any part of the unpaid principal balance of this Note at anytime. Prepayments shall not incur any penalty. In the event that this Note is prepaid in full before $50 in interest as accrued, there will be a minimum interest charge of $60. All prepayments will be applied to the remaining payments of principal in the inverse order of their maturities.
10.    Default.
       A. If any of the following events occur (which is a "default"), People's may declare the Entire Note Balance, together with any other amounts that Borrower owes to People's, to be immediately due and payable:
              i. Borrower fails to pay when due any installment of principal or interest under this Note.
              ii. Borrower or any accommodation maker, endorser or guarantor fails to observe or perform any covenant or agreement set forth in this Note, in any guaranty or in any instrument, document or agreement concerning the Collateral.
              iii. Borrower or any accommodation maker, endorser or guarantor defaults in the payment of any other indebtedness to People's.
              iv. Borrower or any accommodation maker, endorser or guarantor becomes generally unable to pay its debts as they become due or admits its inability to pay its debts as they become due.
              v. Borrower or any accommodation maker, endorser or guarantor makes a general assignment for the benefit of its creditors, files or becomes the subject of a petition in bankruptcy, for an arrangement with its creditors or for reorganization under any federal or state bankruptcy or other insolvency law.
              vi. Borrower or any accommodation maker, endorser or guarantor files or becomes the subject of a petition for the appointment of a receiver, custodian, trustee or liquidator of the party or of all or substantially all of its assets under any federal or state bankruptcy or other insolvency law.
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              vii.  Borrower or any accommodation maker, endorser, or guarantor dies or is adjudicated incompetent, or if an entity, is voluntarily or involuntarily terminated or dissolved.
              viii. Any individual who is a 10% or more owner of, partner in or joint venturer with Borrower or any accommodation maker, endorser or guarantor dies or is adjudicated incompetent.
              ix. Any change in beneficial ownership of 10% or more of Borrower or any accommodation maker, endorser or guarantor.
              x. Borrower or any accommodation maker, endorser or guarantor enters into any merger or consolidation, or sale, lease, liquidation or other disposition of all or substantially all of its assets or any transaction outside the ordinary course of its business or for less than fair consideration.
              xi. Any judgment is entered against Borrower or any accommodation maker, endorser or guarantor or any attachment upon or garnishment of any property of Borrower or any accommodation maker, endorser or guarantor is issued.
              xii. Any representation or statement made herein or any other representation or statement made or furnished to People's by Borrower or any accommodation maker, endorser or guarantor was materially-incorrect or misleading at the time it was made or furnished;
              xiii. People's determines that the value of the Collateral securing this Note is not adequate to secure Borrower's indebtedness; or
               xiv. People's at any time in good faith for any commercially sound reason deems itself insecure.
              The defaults in this Subparagraph A shall not apply if this Note is payable on demand because People's may declare the Entire Note Balance Immediately due and payable at any time for any reason.
       B. As to any Collateral, People's shall have the rights of a secured party under the Uniform Commercial Code as in effect in the State of Connecticut. If People's should be required by law to give any notice to Borrower or any accommodation maker or endorser of the sale of any Collateral. Borrower and such parties agree that notice at least 10 days before the sale shall be commercially reasonable. Borrower and such parties waive notice of the sale of any Collateral where the Collateral is perishable or threatens to decline in value quickly or is of a type customarily sold on a recognized market.
       C. If any payment of principal or interest is not paid when due, whether by acceleration or otherwise, and whether or not judgment has yet been rendered on this Note, Borrower will thereafter pay, at the option of People's interest at a rate two percentage points above the rate that would otherwise be payable under Paragraph 1 until the Entire Note Balance is paid in full.
       D. If People's has not received the full amount of any payment of principal or interest by the end of 10 calendar days after the date it is due, Borrower will pay a late charge to People's. The amount of the charge will be 5% of the overdue payment with a minimum charge of $50.00. Borrower will pay this late charge promptly but only once on each late payment.
       E. All payments made under this Note shall be applied first to costs and expenses, if any, incurred in the collection of amounts due under this Note or in protecting or maintaining People's
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              security interest in the Collateral, then to the payment of accrued interest and the remainder to principal.
       F. If the original principal sum of this Note exceeds $10,000, and Borrower will use the proceeds of the loan for a commercial, manufacturing, industrial or non-consumer purpose, for any interest payment that is not paid when due, the amount of such accrued and unpaid interest may at the option of People's be added to the principal of the debt upon which interest may be charged at the applicable rate set forth in this Note.
11. Binding Effect. Each Borrower and accommodation maker signing this Note is jointly and severally responsible for making all payments and performing all other obligations specified in this Note. The provisions of this Note are binding on the heirs, executors, administrators, assigns and successors of each Borrower, accommodation maker and endorser under this Note and shall inure to the benefit of People's, its successors and assigns and to subsequent holders of this Note.
12. Prejudgment Remedy Waiver. Borrower and each accommodation maker and endorser under this Note acknowledge that the loan evidenced by this Note is a commercial transaction and waive their rights to notice or hearing under Chapter 905a of the Connecticut General Statutes or as otherwise required by any law with respect to any prejudgment remedy that People's may use.
13. Waivers. The liability of Borrower and each accommodation maker and endorser under this Note is unconditional and People's may, without notice and without affecting the liability of any of them, grant extensions of time or renewals of this Note, waive or modify any provisions of this Note, add or release any obligor on this Note, acquire additional Collateral or release or exchange any Collateral. Borrower and each accommodation maker and endorser under this Note waive presentment, demand for payment, dishonor, protest and any other notices or demands in connection with the delivery, acceptance, performance, default and enforcement of this Note. Any delay, failure or waiver by People's to exercise any right it may have under this Note is not a waiver of People's right to exercise the same or any other right at any other time.
14. Changes. No Agreement to change or waive the terms of this Note shall be valid unless it is in writing and signed by People's and Borrower.
15. Connecticut Law. The provisions of this Note shall be governed by the laws of the State of Connecticut, but excluding such rules as govern conflict of laws. Borrower and each accommodation maker and endorser under this Note agree that any proceeding arising out of this Note or any document executed herewith may be instituted in any federal or state court in the State of Connecticut and Borrower irrevocably submits to the jurisdiction of any such court.
16. Jury Trial Waiver. In the interest of a speedy resolution of any lawsuit which may arise hereunder, Borrower and each accommodation maker and endorser under this Note waive a trial by jury in any action with respect to this Note and as to any issues arising relating to this Note.
17. Interpretation. Captions and headings used in this Note are for convenience only. The term "Borrower" and any pronoun referring thereto as used herein shall be construed in the masculine, feminine or neuter as the context may require. The singular includes the plural and the plural includes the singular. "Any" means any and all.
18. Invalidity. If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected.